Exhibit 23(ii)

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Transamerica Advisors Life Insurance Company of our report dated March 29, 2018 relating to the financial statements, which appears in Transamerica Advisors Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

November 26, 2018